Exhibit 10.1







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                                 $20,000,000.00


                           LOAN AND SECURITY AGREEMENT


                                     between



                            VALENCE TECHNOLOGY, INC.,
                                   as Borrower




                                       and


                                  SFT I, INC.,
                                    as Lender



                            Dated as of July 13, 2005

                               Loan No. M001234:1

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                                           TABLE OF CONTENTS



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                                                                                                              PAGE



SECTION 1         DEFINITIONS.....................................................................................1
         1.1      General Definitions.............................................................................1
         1.2      Terms; Utilization of GAAP......................................................................9
         1.3      Other Definitional Provisions...................................................................9

SECTION 2         AMOUNTS AND TERMS OF THE LOAN..................................................................10
         2.1      Loan Disbursement and Note.....................................................................10
         2.2      Interest.......................................................................................10
         2.3      Payments.......................................................................................11
         2.4      Payments and Prepayments on the Loan...........................................................11
         2.5      Lender's Records; Mutilated, Destroyed or Lost Notes...........................................13
         2.6      Taxes..........................................................................................13
         2.7      Application of Payments........................................................................14
         2.8      Commitment Fee.................................................................................14
         2.9      Security Agreement.............................................................................14

SECTION 3         CONDITIONS TO LOAN.............................................................................15
         3.1      Conditions to Funding of the Loan on the Closing Date..........................................15

SECTION 4         REPRESENTATIONS AND WARRANTIES.................................................................16
         4.1      Organization, Powers, Qualification and Organization Chart.....................................16
         4.2      Authorization of Borrowing; No Conflicts.......................................................16
         4.3      Financial Statements...........................................................................17
         4.4      Indebtedness...................................................................................17
         4.5      No Material Adverse Change.....................................................................17
         4.6      Litigation.....................................................................................17
         4.7      Payment of Taxes...............................................................................17
         4.8      Governmental Regulation; Margin Loan...........................................................17
         4.9      Employee Benefit Plans; ERISA; Employees.......................................................18
         4.10     Broker's Fees..................................................................................18
         4.11     Environmental Compliance.......................................................................19
         4.12     Solvency.......................................................................................19
         4.13     Disclosure.....................................................................................19

SECTION 5         AFFIRMATIVE COVENANTS..........................................................................20
         5.1      Financial Statements and Other Reports.........................................................20
         5.2      Existence; Qualification.......................................................................20
         5.3      Further Assurances.............................................................................20

SECTION 6         RATE CAP PAYMENTS..............................................................................20
         6.1      Rate Cap Agreement Payments....................................................................20

SECTION 7         NEGATIVE COVENANTS.............................................................................21
         7.1      Restriction on Fundamental Changes.............................................................21



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SECTION 8         DELIBERATELY OMITTED...........................................................................21

SECTION 9         DEFAULT, RIGHTS AND REMEDIES...................................................................21
         9.1      Event of Default...............................................................................21
         9.2      Acceleration and Remedies......................................................................23
         9.3      Remedies Cumulative; Waivers; Reasonable Charges...............................................23

SECTION 10        SECONDARY MARKET TRANSACTION...................................................................24
         10.1     Secondary Market Transaction...................................................................24

SECTION 11        MISCELLANEOUS..................................................................................24
         11.1     Expenses and Attorneys' Fees...................................................................24
         11.2     Certain Lender Matters.........................................................................24
         11.3     Indemnity......................................................................................25
         11.4     Amendments and Waivers.........................................................................26
         11.5     Notices........................................................................................26
         11.6     Survival of Warranties and Certain Agreements..................................................26
         11.7     Miscellaneous..................................................................................27
         11.8     APPLICABLE LAW.................................................................................27
         11.9     Successors and Assigns.........................................................................27
         11.10    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.................................................28
         11.11    WAIVER OF JURY TRIAL...........................................................................28
         11.12    Publicity......................................................................................29
         11.13    Performance by Lender/Attorney-in-Fact.........................................................30
         11.14    Brokerage Claims...............................................................................30
         11.15    Agreement......................................................................................30


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                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") dated as of July 13, 2005, is by and between VALENCE TECHNOLOGY, INC., a Delaware corporation ("BORROWER"), having an address at 6504 Bridge Point Parkway, Austin, Texas 78730 and SFT I, INC., a Delaware corporation (together with its successors and assigns, hereinafter referred to as "LENDER"), with offices at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.

                                 R E C I T A L S

A. THE LOAN. Borrower desires to borrow from Lender and Lender desires to lend to Borrower, a loan in the amount of $20,000,000.00.

NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements contained herein, Borrower and Lender agree as follows:

                                   SECTION 1.
                                   DEFINITIONS

1.1  GENERAL DEFINITIONS.

     In addition to any other terms defined in this Agreement, the following terms shall have the following meanings:

     "AFFILIATE" means any Person: (A) directly or indirectly controlling, controlled by, or under common control with, another Person; (B) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in another Person; or (C) ten percent (10%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by such other Person.

     "AGREEMENT" means this Loan and Security Agreement (including all schedules, exhibits, annexes and appendices hereto), as amended, modified or supplemented from time to time.

     "ALTERNATE RATE" In the event the LIBOR Rate is no longer published, as of any date of determination, the "prime rate" (or "base rate") reported in the Money Rates column or section of THE WALL STREET JOURNAL published on the second full Business Day preceding the first day of the applicable Interest Period as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) or, if THE WALL STREET JOURNAL ceases publication of such "prime rate" or "base rate," the annual rate of interest announced by JP Morgan Chase Bank (or another financial institution with a main or branch office in New York, New York, selected, from time to time, by Lender) from time to time as its "prime rate" or "base rate" in effect at its principal office in New York, New York at 5:00 p.m., New York City time (in either case, the "PRIME RATE"), for such date plus one and one-half percent (1.5%). Such rate of interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.




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     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled
"Bankruptcy," as amended from time to time and all rules and regulations promulgated thereunder.

     "BASE RATE" means a rate per annum equal to the greater of (a) a fixed rate of 6.75% or (b) the sum of the LIBOR Rate, or the Alternate Rate, as the case may be, plus four percent (4.0%), increasing or decreasing with each increase or decrease in the LIBOR Rate, or the Alternate Rate, as the case may be (as and when the LIBOR Rate or the Alternate Rate change as described herein).

     "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state is closed.

     "CLOSING" means that all conditions for disbursement of the proceeds of the Loan to or for the benefit of Borrower have been satisfied, and the disbursement of the proceeds of the Loan shall have been made to, or upon the order of, Borrower.

     "CLOSING DATE" means the date on which the Closing occurs.

     "CODE" means the United States Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time.

     "COLLATERAL" means the Guaranty.

     "COMMITMENT FEE" means an amount of money equal to $200,000.00.

     "CONFIDENTIAL INFORMATION" is defined in Section 11.12.

     "CONTINGENT OBLIGATION," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the applicable Person against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (1) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (2) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (3) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of



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income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

     "CONTRACTUAL OBLIGATION," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Loan Documents.

     "CONTROL" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "DEFAULT RATE" means a rate per annum equal to the Base Rate plus five percent (5%).

     "DEFAULT INTEREST" is defined in Section 2.2(A).

     "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

     "EMBARGOED PERSON" is defined in Section 4.8.

     "EMPLOYEE BENEFIT PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Part 3 of Title I of ERISA or Section 412 of the CODE and is either (a) maintained by any Person or any member of a Controlled Group for employees of such Person or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which such Person or any member of a Controlled Group is then making or has any obligation to make contributions or, within the preceding five plan years, has made or has had any obligation to make contributions.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" means any Person who is a member of a group which is under common control with another Person, who together with such other Person is treated as a single employer within the meaning of Sections 414(b), (c), (m) and
(o) of the IRC or Sections 4001 of ERISA.

     "EXCESS INTEREST" is defined in Section 2.2(C).

     "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as of the date in question.



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     "GOVERNMENTAL AUTHORITY" means the United States of America, any state, any foreign governments and any political subdivision or regional division of the foregoing, and any agency, department, court, regulatory body, commission, board, bureau or instrumentality of any of them.

     "GROUP" means any Person or Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, as in effect on the date hereof, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act, as in effect on the date hereof) thereof.

     "GUARANTOR" means Carl E. Berg, individually.

     "GUARANTY" means that certain Unconditional Secured Guaranty dated as of the date hereof from Guarantor to Lender.

     "INDEBTEDNESS" means with respect to any Person, without duplication, (a) any indebtedness of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of any property or asset of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) any obligations of such Person for the deferred purchase price of property or services, (c) any obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) any obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) any obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) any obligations of such Person as a result of any final judgment rendered against such Person or any settlement agreement entered into by such Person with respect to any litigation unless such obligations are stayed upon appeal (for so long as such appeal shall be maintained) or are fully discharged or bonded within thirty (30) days after the entry of such judgment or execution of such settlement agreement, (g) any obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) any Contingent Obligations, (i) any Indebtedness of others referred to in clauses (a) through
(h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (j) any Indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "INDEMNIFIED LIABILITIES" is defined in Section 11.3.



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     "INDEMNITEES" is defined in Section 11.3.

     "INTEREST PERIOD" means the period of time beginning on the 10th day of a Loan Month and ending on the 9th day of the following Loan Month, provided, however, the first Interest Period shall commence on the date the Loan commences to bear interest and continues to and includes August 9, 2005.

     "INTEREST RATE" means the applicable of the Base Rate or the Default Rate.

     "INVESTMENT" means (A) any direct or indirect purchase or other acquisition by Borrower of any beneficial interest in, including stock, partnership interest or other Securities of, any other Person or (B) any direct or indirect loan, advance or capital contribution by Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

     "LATE CHARGE" is defined in Section 2.2(D).

     "LEGAL REQUIREMENTS" means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Guarantor, or any or all of the Collateral, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record, known to Borrower or otherwise, at any time in force affecting Borrower, the Collateral or Guarantor.

     "LIBOR RATE" or "LONDON INTERBANK OFFERED RATE" means a floating interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the London Interbank Offered Rate (LIBOR) with a one month or three month maturity as reported in the Money Rates column or section of The Wall Street Journal published on the second full Business Day preceding the first day of the applicable Interest Period.

     "LIEN" means any lien, mortgage, pledge, security interest, charge or monetary encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and (b) any negative pledge or analogous agreement including any agreement not to directly or indirectly convey, assign, sell, mortgage, pledge, hypothecate, grant a security interest in, grant options with respect to, transfer or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise, any direct or indirect interest in an asset or direct or indirect interest in the ownership of an asset.

     "LOAN" means the loan in the aggregate amount of $20,000,000.00 from Lender to Borrower as evidenced by the Note.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Warrant, the Registration, the Note, the Guaranty, the Pledge, the Rate Cap Agreement and all other documents, instruments, certificates and other deliveries made by Borrower or Guarantor to Lender in accordance herewith or which otherwise evidence, secure and/or govern the Loan.



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     "LOCKOUT EXPIRATION DATE" means July 12, 2007.

     "MATERIAL ADVERSE EFFECT" means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower taken as a whole, or (B) the impairment, in any material respect, of the ability of Borrower to perform its obligations under any of the Loan Documents or of Lender to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "MATURITY DATE" means July 12, 2010, or such earlier date as the Loan is prepaid in full or accelerated.

     "MAXIMUM RATE" is defined in Section 2.2(C).

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years, or for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

     "NOTE" means that the Secured Promissory Note, together with any substitute Notes and all future advances, extensions, renewals, substitutions, modifications and amendments of the Note and substitute Notes.

     "OBLIGATIONS" means, in the aggregate, all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable to Lender under the Loan Documents whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower. The term "Obligations" shall also include any judgment against Borrower with respect to such obligations, liabilities and indebtedness of Borrower.

         "OFAC" is defined in Section 4.8.

     "OFFICER'S CERTIFICATE" means the certificate of an executive officer, chief financial officer or other officer or representative with knowledge of the matters addressed in such certificate.

     "ORGANIZATIONAL DOCUMENTS" means, as applicable, for any Person, such Person's articles or certificate of incorporation, by-laws, partnership agreement, trust agreement, certificate of limited partnership, articles of organization, certificate of formation, shareholder agreement, voting trust agreement, operating agreement, limited liability company agreement and/or analogous documents, as amended, modified or supplemented from time to time.



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     "PAYMENT DATE" means the 10th day of each calendar month commencing on
August 10, 2005.

     "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

     "PLEDGE" means that certain Security Agreement, Pledge and Assignment dated as of the date hereof from Guarantor to Lender.

     "PREPAYMENT PREMIUM" means (i) during the period beginning on July 13, 2007 through July 12, 2009, one percent (1%); and (ii) thereafter, 0%. However, if an Event of Default occurs on or before the Lockout Expiration Date and the Loan is accelerated, the Prepayment Premium shall be equal to the Yield Maintenance Amount.

     "PRESCRIBED LAWS" means, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, (c) the International Emergency Economic Power Act, 50 U.S.C. ss.1701 et. seq., (d) all other laws, regulations and executive orders administered by the Office of Foreign Assets Control and (e) all other Legal Requirements relating to money laundering or terrorism.

     "RATE CAP AGREEMENT" shall mean an interest rate cap agreement including the related confirmation, obtained at the sole cost and expense of Borrower, issued by a Rate Cap Issuer with a notional amount equal to the stated principal balance of the Loan, pursuant to which Borrower will be protected against an increase in LIBOR over the Rate Cap Strike Rate for a minimum of three (3) years. The Rate Cap Agreement shall be subject to the approval of Lender as to form and substance and shall be assignable to Lender, its successors and assigns.

     "RATE CAP ISSUER" shall mean the counterparty to the Rate Cap Agreement, which counterparty shall be a financial institution approved by the Lender and the credit rating assigned to the unsecured debt of such counterparty by S&P must, at all times, equal or exceed AA.

     "RATE CAP PLEDGE AGREEMENT" shall mean that certain Rate Cap Pledge and Security Agreement of even date herewith between Borrower and Lender. The Rate Cap Issuer shall acknowledge the pledge and security interest grant by executing the joinder attached to the Rate Cap Pledge Agreement.

     "RATE CAP STRIKE RATE" shall mean a rate per annum of 6.75%.

     "RATING AGENCIES" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch Inc. ("FITCH"), and Moody's Investors Service, Inc. ("MOODY'S") or, if any of such firms shall for any reason no longer perform the functions of


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a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by Lender; provided, however, that at any time during which the Loan is an asset of a securitization, "Rating Agencies" shall mean the rating agencies that from time to time rate the securities issued in connection with such securitization. If the Loan is not an asset in a securitization, Rating Agency shall mean those rating agencies designated by Lender from time to time.

     "REGISTRATION" means that certain Registration Rights Agreement dated as of the date hereof by and between Borrower and Lender.

     "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SECURITIZATION" is defined in Section 10.1.

     "TRANSFER" means, (a) when used as a verb, to, directly or indirectly, lease, sell, assign, convey, give, exchange, devise, mortgage, encumber, pledge, hypothecate, alienate, grant a security interest, or otherwise create or suffer to exist any Lien, transfer or otherwise dispose, or to contract or agreement to do any of the foregoing, whether by operation of law, voluntarily, involuntarily or otherwise as well as any other action or omission which has the practical effect of initiating or completing the foregoing and (b) when used as a noun, a direct or indirect, lease, sale, assignment, conveyance, gift, exchange, devise, mortgage, encumbrance, pledge, hypothecation, alienation, grant of a security interest or other creation or sufferance of a Lien, transfer of other disposition, or contract or agreement by which any of the foregoing may be effected, whether by operation of law, voluntary or involuntary and any other action or omission which has the practical effect of initiating or completing the foregoing.

     "TREASURY RATE" means the annualized yield on securities issued by the United States Treasury having a maturity corresponding to the remaining term to the originally scheduled Maturity Date, as quoted in Federal Reserve Statistical Release [H. 15(519)] under the heading "U.S. Government Securities - Treasury Constant Maturities" for the Treasury Rate Determination Date (as defined below), converted to a monthly equivalent yield. If yields for such securities of such maturity are not shown in such publication, then the Treasury Rate shall be determined by Lender by linear interpolation between the yields of securities of the next longer and next shorter maturities. If said Federal Reserve Statistical Release or any other information necessary for determination of the Treasury Rate in accordance with the foregoing is no longer published or is otherwise unavailable, then the Treasury Rate shall be reasonably determined by Lender based on comparable data.

     "TREASURY RATE DETERMINATION DATE" means the date which is five (5) Business Days prior to the scheduled prepayment date.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     "UCC COLLATERAL" is defined in Section 2.9.



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     "WARRANT" means that certain Warrant to Purchase Common Stock dated as of the date hereof and issued by Borrower to Lender with respect to 600,000 shares of Common Stock in Borrower.

     "YIELD MAINTENANCE AMOUNT" means the then-present value (determined by discounting at the Treasury Rate) of the amount of interest that would have accrued on the outstanding principal balance of the Loan, from the date of the prepayment to and including the Lockout Expiration Date, assuming a prepayment were to occur on such date and if the rate of interest were the Interest Rate. For purposes of computing the Yield Maintenance Amount with regard to Section 2.4(D)(iii), the date of prepayment shall be deemed the date the Loan is accelerated.

1.2  TERMS; UTILIZATION OF GAAP.

     For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.

1.3  OTHER DEFINITIONAL PROVISIONS.

     References to "SECTIONS," "EXHIBITS" and "SCHEDULES" shall be to Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "HEREOF," "HEREIN," "HERETO," "HEREUNDER" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "WRITING" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "INCLUDING," "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "WITHOUT LIMITATION"; the phrase "AND/OR" shall mean that either "and" or "or" may apply; the phrases "ATTORNEYS' FEES," "LEGAL FEES" and "COUNSEL FEES" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including court costs, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Collateral and enforcing its rights hereunder and/or the other Loan Documents; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; references to a Person's "KNOWLEDGE" in this Agreement or the other Loan Documents refers to the actual knowledge of the Person in question and such knowledge as a reasonably prudent Person would have acquired by virtue of such inquiry and due diligence as a reasonably prudent Person would have undertaken and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Where any provision of this Agreement or any of the other Loan Documents refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

                                   SECTION 2
                          AMOUNTS AND TERMS OF THE LOAN

2.1 LOAN DISBURSEMENT AND NOTE. Subject to the terms and conditions of this Agreement, Lender shall lend the Loan to Borrower on the Closing Date. The proceeds of the Loan shall be used (i) to pay down, at Borrower's option, existing indebtedness to Berg & Berg Enterprises, LLC, (ii) for general corporate purposes, including, without limitation, working capital and (c) to pay costs associated with Closing. The disbursement of the Loan in accordance with the foregoing shall be made on the Closing Date. The Loan shall be evidenced by the Note. The Obligations of Borrower under this Agreement, the Note and the other Loan Documents are secured by, among other things, the Guaranty and the other Loan Documents.

2.2  INTEREST.

     (A) INTEREST RATE. Subject to the provisions of Section 2.2(C) hereof, the outstanding principal balance of the Loan shall bear interest at the Base Rate. However, (a) upon and during the continuance of any Event of Default by Borrower in the payment of any sum of principal, interest or other Indebtedness of Borrower owing Lender when due, or
          (b) after the Maturity Date or earlier upon acceleration of the Loan, the principal amount of the Loan shall bear interest ("DEFAULT INTEREST") at the Default Rate. With respect to any scheduled payments of principal and interest (excluding the payment due on the Maturity
          Date), Borrower will be entitled to a grace period of five (5) days from such date before Default Interest is imposed by reason of such late payment; provided, however, if Borrower fails to make the required payment within said five (5) day period, Default Interest will be calculated from the original due date. Except as set forth in the preceding sentence, the Default Interest shall commence, without notice, immediately upon and from the occurrence of (a) or (b) above, as the case may be, and shall continue until all Events of Default are cured and all sums then due and payable under the Loan Documents are paid in full. Default Interest shall be payable upon demand, and, to the extent unpaid, shall be compounded monthly at the Default Rate. The obligations of the Borrower under this Agreement, the Note and the other Loan Documents are secured by, among other things, the Guaranty.

     (B) COMPUTATION AND PAYMENT OF INTEREST. Interest on the Loan and all other Obligations owing to Lender shall be computed on the daily principal balance of the Note on the basis of actual days elapsed and a 360-day year. Interest on the Loan is payable in arrears. Payments of interest shall be paid to Lender as specified in Section 2.3. In addition, all accrued and unpaid interest shall be paid to Lender on the earlier of the date of prepayment (to the extent prepayment is permitted under Section 2.4) and maturity, whether by acceleration or otherwise. The Loan shall commence to bear interest on the date the proceeds of the Loan are to be disbursed to or for the order of Borrower, provided, however, if the proceeds are disbursed to an escrowee, the Loan shall commence to bear interest from and including the date of disbursement to such escrowee regardless of the date such proceeds are disbursed from escrow.

     (C) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this Section shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations due and owing to Lender (without any prepayment penalty or premium therefor) or for accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation due and owing to Lender is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations due and owing to Lender shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations due and owing to Lender had the rate of interest not been limited to the Maximum Rate during such period.

     (D) LATE CHARGES. If any scheduled payment of principal and/or interest or other amount owing pursuant to this Agreement or the other Loan Documents is not paid when due, Borrower shall pay to Lender, in addition to all sums otherwise due and payable, a late charge ("LATE CHARGE") in an amount equal to three percent (3%) of the unpaid amount. With respect to regular monthly payments of principal and/or interest (excluding the payment due on the Maturity Date), Borrower will be entitled to a grace period of five (5) days from the date due before a late charge is imposed by reason of such late payment. Any unpaid Late Charge shall bear interest at the Default Rate until paid.

2.3  PAYMENTS.

     Commencing with the Payment Date occurring on August 10, 2005, Borrower shall pay to Lender interest on the outstanding principal of the Loan accrued from and including the Closing or immediately preceding Payment Date, as the case may be, to, but not including, the Payment Date on which such payment is to be made. A balloon payment will be required on the Maturity Date.

2.4  PAYMENTS AND PREPAYMENTS ON THE LOAN.

     (A) MANNER AND TIME OF PAYMENT. Borrower agrees to pay all of the Obligations relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Agreement and the other Loan Documents. All payments shall be made without deduction, defense, setoff or counterclaim by the wire transfer of good immediately available wire transferred federal funds to Lender's account at JP Morgan Chase, ABA No. 021-000-021 for the account of: SFT I, Inc., Account No. 230-368913, Reference: Valence Technology, Inc., or at such other place as Lender may direct from time to time by notice to Borrower. Borrower shall receive credit for such funds on the date received if such funds are received by Lender by 1:00 P.M. (New York time) on such day. In the absence of timely receipt, such funds shall be deemed to have been paid by Borrower on the following Business Day. Whenever any payment to be made under the Loan Documents shall be stated to be due on a day that is not a Business Day, or any time period relating to a payment to be made hereunder is stated to expire on a day that is not a Business Day, the payment may be made on the following Business Day and the period will not expire until the following Business Day.

     (B) MATURITY. The outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other sums owing to Lender pursuant to the Loan Documents, shall be due and payable on July 13, 2010 (the "Maturity Date").

     (C)  PREPAYMENTS.

          (i) No prepayment of the Loan shall be allowed in whole or in part, on or prior to the Lockout Expiration Date. Thereafter, the Loan may be prepaid, in whole, but not in part, upon not less than thirty (30) days' irrevocable prior notice to Lender. Any prepayments on the principal balance of the Loan evidenced by the Note whether voluntary or involuntary, shall be accompanied by payment of interest accrued to the date of prepayment, together with the applicable Prepayment Premium. Any prepayments made pursuant to the foregoing shall be made on a Payment Date provided, however, Borrower may elect to make any such prepayments on a Business Day which is not a Payment Date if, in addition to all interest which has accrued to and including the date of prepayment and the Prepayment Premium, Borrower also pays all interest which would accrue on the Loan to, but not including, the Payment Date following the date of prepayment. Notwithstanding any provision contained in this Agreement to the contrary, no Prepayment Premium will be due on account of a voluntary prepayment pursuant to this Section 2.4(C)(i) made on any Payment Date occurring during the twelve (12) month period prior to the scheduled Maturity Date. Amounts prepaid shall not be re-borrowed.

          (ii) In the event of (a) the payment of any principal of the Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default) or (b) the failure to borrow or prepay the Loan as specified in any notice delivered pursuant to this Agreement or the other Loan Documents, then, in any such event and, in addition to the payments to be made to Lender pursuant to Section 2.4(C)(i), Borrower agrees to compensate Lender for all losses, costs, expenses and damages, if any, Lender incurs attributable to such event. A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

          (iii) If, following an Event of Default, payment of all or any part of the Loan is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4(C)(i) and Borrower shall pay to Lender, in addition to the other Obligations, the Prepayment Premium. If the Maturity Date is accelerated, due to an Event of Default or otherwise, or if any prepayment of all or any portion of the Loan hereunder occurs, whether in connection with Lender's acceleration of the Loan or otherwise, the Prepayment Premium shall become immediately due and owing and Borrower shall immediately pay the Prepayment Premium to Lender. Nothing contained in this Section 2.4(C)(iii) shall create any right of prepayment.

2.5 LENDER'S RECORDS; MUTILATED, DESTROYED OR LOST NOTES. The balance on Lender's books and records shall be presumptive evidence (absent manifest error) of the amounts due and owing to Lender by Borrower; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligation to pay the Obligations. In case any Note shall become mutilated or defaced, or be destroyed, lost or stolen, Borrower shall, upon request from Lender, execute and deliver a new Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the mutilated or defaced Note shall be surrendered to Borrower upon delivery to Lender of the new Note. In the case of any destroyed, lost or stolen Note, Lender shall furnish to Borrower, upon delivery to Lender of the new Note (i) certification of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by Borrower to hold Borrower harmless.

2.6 TAXES. Any and all payments or reimbursements made under the Agreement, the Note or the other Loan Documents shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents; excluding, however, the following: taxes imposed on the income of Lender by any jurisdiction or any political subdivision thereof; taxes that are not directly attributable to the Loan; and any "doing business" taxes, however denominated, charged by any state or other jurisdiction (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such taxes imposed on income, taxes not directly attributable to the Loan and any "doing business" taxes, herein "TAX LIABILITIES"). If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Lender with any new request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or the Loan, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for income taxes, or franchise taxes imposed in lieu of income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of interest or tax on the overall income of Lender, taxes that are not directly attributable to the Loan and any "doing business" taxes, however denominated, charged by any state or other jurisdiction) and the result of any of the foregoing is to increase the cost to Lender of making or continuing its Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender, within thirty (30) days after its demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this
     Section 2.6, it shall promptly notify Borrower of the event by reason of which Lender has become so entitled. Furthermore, if subsequent to the Closing Date there are any changes in law that impose or modify any reserve, special default or similar requirements relating to LIBOR Rate based pricing which are applicable to Lender's source of financing for the Loan, Lender shall advise Borrower of such changes, and Borrower shall promptly pay to Lender within thirty (30) days after its demand, the amount necessary (as determined by Lender in good faith) to compensate Lender for costs arising out of such changes.

2.7 APPLICATION OF PAYMENTS. Except as otherwise expressly provided in the last sentence of this Section 2.7, all payments made hereunder shall be applied first, to the payment of any Late Charges, Prepayment Premiums and other sums (other than principal and interest) due from Borrower to Lender under the Loan Documents, second, to any interest then due at the Default Rate, third to interest then due at the Base Rate, and last to the principal amount. Following and during the continuance of an Event of Default, all sums collected by Lender shall be applied in such order of priority to such items set forth below as Lender shall determine in its sole discretion: (i) to the costs and expenses, including reasonable attorneys' and paralegals' fees and costs of appeal, incurred in the collection of any or all of the Loan due or the realization of any collateral securing any or all of the Loan; and (ii) to any or all unpaid amounts owing pursuant to the Loan Documents in any order of application as Lender, in its sole discretion, shall determine.

2.8 COMMITMENT FEE. Borrower shall pay the Commitment Fee to Lender on the Closing Date.

2.9 SECURITY AGREEMENT. To secure the payment, performance and discharge of the Obligations, Borrower hereby grants, assigns, transfers, conveys and sets over unto Lender, and hereby grants to Lender a continuing first priority, perfected security interest in all of Borrower's right, title and interest in, to and under any and all of the following, whether now and/or existing and/or now owned and/or hereafter acquired and/or arising:

          (1)  the Rate Cap Agreement; and
          (2) all accessions to, substitutions for, and replacements of, and of the foregoing and any and all products and cash and non-cash proceeds of any of the foregoing (collectively, the "UCC COLLATERAL").

With respect to all UCC Collateral, this Agreement shall constitute a "security agreement" within the meaning of, and shall create a security interest under, the UCC. Borrower hereby acknowledges and agrees that Lender shall be permitted to file one or more financing statements naming Borrower as debtor and Lender as secured party identifying "all UCC Collateral and no other assets" of Borrower in the collateral description thereon. Borrower represents and warrants that, except for any financing statement filed by Lender and financing statements filed by the Guarantor, no presently effective financing statement covering the Collateral or any part thereof has been filed with any filing officer, and no other security interest has attached to or has been perfected in the Collateral or any part thereof. Borrower shall from time to time within fifteen (15) days after request by Lender, execute, acknowledge and deliver, or authorize the filing of any financing statement, renewal, affidavit, certificate, continuation statement or other document as Lender may reasonably request in order to evidence, perfect, preserve, continue, extend or maintain this security agreement and the security interest created hereby as a first priority Lien on the UCC Collateral.

                                   SECTION 3
                               CONDITIONS TO LOAN

3.1  CONDITIONS TO FUNDING OF THE LOAN ON THE CLOSING DATE.

     The obligation of Lender to disburse the Loan is subject to the prior or concurrent satisfaction of the conditions set forth below.

     (A) PERFORMANCE OF AGREEMENTS; TRUTH OF REPRESENTATIONS AND WARRANTIES; NO INJUNCTION. Borrower, Guarantor and all other Persons executing any Loan Document on behalf of Borrower and Guarantor shall have performed in all material respects all agreements which any of the Loan Documents provide shall be performed on or before the Closing Date. The representations and warranties contained in the Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date. No Legal Requirements shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued or entered, and no litigation shall be pending or threatened, which in the reasonable judgment of Lender would enjoin, prohibit or restrain, or impose or result in an adverse effect upon the making, borrowing or repayment of the Loan or the execution, delivery or performance of the Loan Documents. No Default or Event of Default shall have occurred and then be continuing.

     (B) OPINION OF COUNSEL. Lender shall have received and approved written opinions of counsel for Borrower, Guarantor and Rate Cap Issuer in form and substance reasonably satisfactory to Lender and its counsel, dated as of the Closing Date. By execution of this Agreement, Borrower authorizes and directs its counsel to render and deliver such opinions to Lender.

     (C) LOAN DOCUMENTS. On or before the Closing Date, Borrower shall execute and deliver and cause to be executed and delivered, to Lender all of the Loan Documents, each, unless otherwise noted, dated the Closing Date, duly executed, in form and substance satisfactory to Lender and in quantities designated by Lender (except for the Note, of which only the original shall be executed). Borrower hereby authorizes Lender to file the financing statements in such filing offices as Lender elects.

     (D) OFFICER'S CERTIFICATE. Lender shall have received and approved an Officer's Certificate executed by the chief financial officer or similar officer of Borrower stating that: (a) on such date, and after giving effect to the Loan, no Default or Event of Default exists; (b) no material adverse change in the financial condition or operations of the business of Borrower or Guarantor has occurred since March 31, 2005; and (c) the representations and warranties of Borrower and Guarantor set forth in this Agreement and the other Loan Documents are true, and correct in all material respects on and as of such date with the same effect as though made on and as of such date.

     (E) ORGANIZATIONAL AND AUTHORIZATION DOCUMENTS. Lender shall have received all documents reasonably requested by Lender, including all Organizational Documents, with regard to the due organization, existence, internal governance, power and authority, due authorization, execution and delivery, authorization to do business and good standing of Borrower, Guarantor, and such other Persons as Lender may reasonably designate, the validity and binding effect of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender.

     (F) CLOSING STATEMENT. Lender shall have received and approved a closing and disbursement statement executed by Borrower with respect to the disbursement of the proceeds of the Loan.

     (G) FINANCIAL STATEMENTS. Lender shall have received and approved financial statements of Borrower and Guarantor.

     (H)  COMMITMENT FEE. Lender shall have received its Commitment Fee.

     (I) OTHER DOCUMENTS AND DELIVERIES. Borrower shall have delivered such other documents and deliveries as are set forth on the Closing Checklist attached hereto as Schedule 3.1(I).

     (J) LEGAL FEES; CLOSING EXPENSES. Borrower shall have paid any and all legal fees and expenses of counsel to Lender, together with all recording fees and taxes, title insurance premiums, and other costs and expenses related to the Loan.

     (K) RATE CAP AGREEMENT. Borrower shall have provided the Rate Cap Agreement and the Rate Cap Pledge Agreement. The Rate Cap Issuer shall have consented to the Rate Cap Pledge Agreement and acknowledged such pledge and security interest by executing a consent joinder attached to the Rate Cap Pledge Agreement. In addition, Borrower shall provide
          (1) evidence satisfactory to Lender of payment in full of all costs and expenses of obtaining the Rate Cap Pledge Agreement and (2) and opinion of counsel to the Rate Cap Issuer satisfactory to Lender.

                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that, after giving effect to the Loan, as of the Closing Date:

     4.1 ORGANIZATION, POWERS, QUALIFICATION AND ORGANIZATION CHART. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its state of formation. Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof. Borrower's U.S. taxpayer identification number is 77-0214673.

     4.2 AUTHORIZATION OF BORROWING; No Conflicts. Borrower has the power and authority to incur the Obligations evidenced by the Note and other Loan Documents, to execute and deliver the Loan Documents and to perform its Obligations and to continue its businesses and affairs as presently conducted. The incurring of the Obligations and the execution, delivery and performance by Borrower of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action. The incurring of the Obligations and the execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate any provision of law applicable to Borrower, the other Organizational Documents of, or applicable to, Borrower or any order, judgment or decree of any court or other agency of government binding on Borrower or its properties; (2) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contracts or any other agreement or document to which Borrower is a party or by which such Person or its property may be bound.

     4.3 FINANCIAL STATEMENTS. All financial statements concerning Borrower which have been or will hereafter be furnished by Borrower to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein, to the extent Lender approves such disclosure) and do or will, in all material respects, present fairly the financial condition of Borrower as at the dates thereof and the results of its operations for the periods then ended.

     4.4 INDEBTEDNESS. No claim of any creditor of Borrower exists which would have a Material Adverse Effect.

     4.5 NO MATERIAL ADVERSE CHANGE. Since March 31, 2005, no event or change has occurred that has caused or evidences, either individually or together with such other events or changes, a Material Adverse Effect.

     4.6 LITIGATION. There are no judgments outstanding against Borrower nor is there any litigation, governmental investigation or arbitration pending or, to Borrower's knowledge, threatened against Borrower, which if adversely determined, could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect or relate to or affect the ability of the parties to consummate the transactions contemplated hereby. No petition in bankruptcy, whether voluntary or involuntary, or assignment for the benefit of creditors, or any other action involving debtors' and creditors' rights has ever been filed under the laws of the United States of America or any state thereof, or threatened, by or against, Borrower or Guarantor.

     4.7 PAYMENT OF TAXES. All tax returns and reports of Borrower required to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower which are due and payable or which have been levied, imposed or assessed have been paid in full.

     4.8 GOVERNMENTAL REGULATION; MARGIN LOAN. Borrower is not, nor after giving effect to the Loan, will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money. Borrower shall use the proceeds of the Loan only for the purposes set forth in this Agreement and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act or any other Legal Requirements. Borrower is not a non-resident alien for purposes of U.S. income taxation and Borrower is not a foreign corporation, partnership, foreign trust or foreign estate (as said terms are defined in the United States Internal Revenue Code). Borrower, and its Affiliates are not, and shall not become, a Person with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating to terrorism financing, terrorism support and/or otherwise relating to terrorism and are not and shall not engage in any dealings or transaction or otherwise be associated with Persons named on OFAC's Specially Designated and Blocked Persons list. As of the date hereof,
          (a) none of the funds or other assets of Borrower constitute property of, and are not beneficially owned, directly or indirectly, by any government or other Person subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or any other laws, regulations or executive orders administered by the Office of Foreign Assets Control with the result that an investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower have been derived from any unlawful activity with result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

     4.9 EMPLOYEE BENEFIT PLANS; ERISA; EMPLOYEES. Except for the Employee Benefit Plans disclosed on Borrower's financial statements filed with the Securities and Exchange Commission, neither Borrower nor any ERISA Affiliate of Borrower maintains or contributes to, or has any obligation under, any Employee Benefit Plans. Borrower is not an "employee benefit plan" (within the meaning of section 3(3) of ERISA) to which ERISA applies and Borrower's assets do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Borrower's knowledge, threatened against Borrower. Borrower has no knowledge of any material liability incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any Multiemployer Plan, or of any lien which has been imposed on Borrower's assets pursuant to section 412 of the Code or section 302 or 4068 of ERISA. The Loan, the execution, delivery and performance of the Loan Documents and the transactions contemplated by this Agreement are not a non-exempt prohibited transaction under ERISA. Borrower is not a party to any collective bargaining or other collective employment agreement.

     4.10 BROKER'S FEES. No broker's or finder's fee, commission or similar compensation will be payable with respect to the Loan, the issuance of the Note or any of the other transactions contemplated hereby or by any of the Loan Documents based upon any broker or lender engaged by Borrower, Guarantor or any affiliate of Borrower.

     4.11 ENVIRONMENTAL COMPLIANCE. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to Borrower's knowledge threatened, or judgments or orders relating to any Hazardous Materials (collectively called "ENVIRONMENTAL CLAIMS") asserted or threatened against Borrower, any predecessor owner, tenant or operator or relating to any real property currently or formerly owned, leased or operated by Borrower. To Borrower's knowledge, neither Borrower nor any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrower. To Borrower's knowledge, no Hazardous Materials in violation of applicable Environmental Laws are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or operated by Borrower, or to the knowledge of Borrower, on adjacent parcels of real property, and no part of such real property or, to the knowledge of Borrower no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials in violation of applicable Environmental Laws or to any extent which has, or might reasonably be expected to have, a Material Adverse Effect. To Borrower's knowledge, Borrower has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws.

     4.12 SOLVENCY. As of the date of this Agreement and after giving effect to the consummation of the transactions contemplated by the Loan Documents, Borrower: (A) owns and will own assets the fair saleable value of which are (1) greater than the total amount of liabilities (including Contingent Obligations) of Borrower, and (2) greater than the amount that will be required to pay the probable liabilities of Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower; (B) has capital that is not insufficient in relation to its business as presently conducted or any contemplated or undertaken transaction; and (C) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. Borrower has not entered into the Loan Documents or the transactions contemplated under the Loan Documents with the actual intent to hinder, delay, or defraud any creditor. After giving effect to the transactions occurring on the Closing Date, no Default or Event of Default exists. No material adverse change in the financial conditions or operation of the business of Borrower has occurred since the dates of the financial statements provided on or before the Closing Date.

     4.13 DISCLOSURE. The representations and warranties of Borrower contained in the Loan Documents, the financial statements referred to in Section 4.3, and any other documents, certificates or written statements furnished to Lender by or on behalf of Borrower for use in connection with the Loan do not contain any untrue statement of a material fact or omit or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to Borrower that has had or will have a Material Adverse Effect that has not been disclosed in this Agreement or in such other documents, certificates and statements furnished to Lender by or, on behalf of, Borrower for use in connection with the Loan.

                                   SECTION 5
                              AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that so long as this Agreement shall remain in effect or the Note shall remain outstanding, Borrower shall perform and comply with all covenants in this Section 5.

5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain a system of accounting in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP and proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower with respect to all items of income and expense in connection with the operation of its business. If, and at such time as, Borrower no longer files its financial statements with the Securities and Exchange Commission, Borrower shall comply with financial reporting requirements instituted by Lender at such time.

5.2 EXISTENCE; QUALIFICATION. Borrower will at all times preserve and keep in full force and effect its existence, and all rights and franchises material to its respective business. Borrower will continue to be qualified in all jurisdictions in which it is required to qualify.

5.3 FURTHER ASSURANCES. Borrower shall, from time to time, at its sole cost and expense, execute and/or deliver, or cause execution and/or delivery of, such documents, agreements and reports, and perform such acts as Lender at any time may reasonably request to carry out the purposes and otherwise implement the terms and provisions provided for in the Loan Documents. Borrower shall execute any documents and take any other actions necessary to provide Lender with a first priority, perfected security interest in the Collateral. Borrower shall, at Borrower's sole cost and expense: (i) upon Lender's request therefore given from time to time (but not more frequently than once per calendar year unless an Event of Default then exists) pay for
     (a) current reports of Uniform Commercial Code, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower, and (b) current good standing and existence certificates with respect to Borrower and (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations, as Lender may require in Lender's reasonable discretion. Borrower shall promptly execute, acknowledge, deliver, file or do, at its sole cost and expense, all acts, assignments, notices, agreements or other instruments as Lender may require in order to effectuate, assure, convey, secure, assign, transfer and convey unto Lender any of the rights granted by this Agreement and to more fully perfect and protect any assignment, pledge, lien and security interest confirmed or purported to be created under the Loan Documents or to enable Lender to exercise and enforce their rights and remedies hereunder, in respect of the Collateral.

                                   SECTION 6
                                RATE CAP PAYMENTS

6.1  RATE CAP AGREEMENT PAYMENTS.

     Borrower shall cause all amounts payable by the Rate Cap Issuer under the Rate Cap Agreement to be to be paid directly to Lender.

                                   SECTION 7
                               NEGATIVE COVENANTS

     Borrower covenants and agrees that from the date hereof and so long as this Agreement shall remain in effect or the Note remains outstanding, Borrower shall comply with all covenants and agreements in this Section 7.

7.1 RESTRICTION ON FUNDAMENTAL CHANGES. Borrower will not liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

                                   SECTION 8
                              DELIBERATELY OMITTED

                                   SECTION 9
                          DEFAULT, RIGHTS AND REMEDIES

9.1 EVENT OF DEFAULT. "Event of Default" means the occurrence or existence of any one or more of the following:

     (A) PAYMENT. Failure of Borrower to pay (i) on the Maturity Date, the outstanding principal of, accrued interest in, and other Indebtedness owing pursuant to the Agreement, the Note and the other Loan Documents, (ii) within five (5) days after the due date, any installment of principal or interest due under the Note; or (iii) within five (5) days after the respective due date, any other amount due under the other Loan Documents.

     (B) BREACH OF REPRESENTATION AND WARRANTY. Any representation, warranty, certification or other statement made by Borrower or Guarantor in any Loan Document or in any statement or certificate at any time given in writing pursuant or in connection with any Loan Document (other than occurrences described in other provisions of this Section 9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) is false in any material respect on the date made which remains uncured for five (5) Business Days after notice, but no grace or curative period will apply if the representation, warranty, certification or other statement was known by Borrower to be false when made or deemed made.

     (C) OTHER DEFAULTS UNDER LOAN DOCUMENTS. A default by Borrower shall occur in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by Borrower of notice from Lender of such default (other than occurrences described in other provisions of this Section 9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); provided, however, that (i) if such default cannot be remedied with reasonably diligent effort within a period of thirty (30) days, but is susceptible to cure within a period of one hundred twenty (120) days and (ii) the continued default in performance will not have a Material Adverse Effect, such longer period, not to exceed ninety (90) additional days, as Borrower may need to remedy such default, if Borrower is proceeding with diligent effort to remedy such default throughout said one hundred twenty (120)-day period. The rights to notice and cure periods granted herein shall not be cumulative with any other rights to notice or a cure period in any other Loan Document and the giving of notice or a cure period pursuant to this section shall satisfy any and all obligations of Lender to grant any such notice or cure period pursuant to any of the Loan Documents.

     (D) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to Borrower in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower for all or a substantial part of the property of Borrower; or

     (E) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) An order for relief is entered with respect to Borrower or Borrower or Guarantor commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower makes any assignment for the benefit of creditors; or (3) Borrower or Guarantor adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 9.1(E); or

     (F) DISSOLUTION. Any order, judgment or decree is entered against Borrower decreeing the dissolution or split up of Borrower and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

     (G) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms of the Loan Documents, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or any of Borrower denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

     (H) EVENT OF DEFAULT. The occurrence of an Event of Default specified elsewhere in this Agreement, the Guaranty, the Warrant, the Registration or in any of the other Loan Documents; or

     (I) RATE CAP AGREEMENT. (i) The Rate Cap Agreement shall terminate for any reason or (ii) the issuer of the Rate Cap Agreement shall no longer be a Rate Cap Issuer and a fully executed substitute Rate Cap Agreement issued by another Rate Cap Issuer approved by Lender, is not delivered to Lender within ten (10) days after such termination, together with a fully executed Rate Cap Pledge Agreement; or

     (J) PRESCRIBED LAWS. If the Borrower fails to comply with any Prescribed Laws.

9.2 ACCELERATION AND REMEDIES. Upon the occurrence of any Event of Default specified in Sections 9.1(D) and 9.1(E), payment of all Obligations shall be accelerated without notice, presentment, demand, protest or notice of protest and shall be immediately due and payable and, in addition, Lender may in addition to any other rights and remedies available to Lender at law or in equity or under any other Loan Documents, exercise one of more of the following rights and remedies as it, in its sole discretion, deems necessary or advisable. Upon the occurrence of any Event of Default (other than Events of Default specified in Sections 9.1(D) and 9.1(E)), Lender, in addition to any other rights or remedies available to Lender at law or in equity, or under any of the other Loan Documents, may exercise any one or more of the following rights and remedies as it, in its sole discretion, deems necessary or desirable:

     (a) ACCELERATION. Declare immediately due and payable, without further notice, protest, presentment, notice of protest or demand, all Obligations including all monies advanced under this Agreement, the Note and/or any of the Loan Documents which are then unpaid, together with all interest then accrued thereon and all other amounts then owing (including any Default Interest, or prepayment premium owed as a result of such acceleration). If payment of the Obligations is accelerated, Lender may, in its sole discretion, exercise all rights and remedies hereunder and under the Note and/or any of the other Loan Documents at law, in equity or otherwise.

     (b) NO FURTHER OBLIGATIONS. Terminate Lender's obligations under this Agreement.

     (c) INJUNCTIVE RELIEF. Institute appropriate proceedings for injunctive relief (including specific performance of the obligations of Borrower).

9.3 REMEDIES CUMULATIVE; WAIVERS; REASONABLE CHARGES. All of the remedies given to Lender in the Loan Documents or otherwise available at law or in equity to Lender shall be cumulative and may be exercised separately, successively or concurrently. Failure to exercise any one of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall the use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies vested in Lender by the Loan Documents or at law or in equity. To be effective, any waiver by Lender must be in writing and such waiver shall be limited in its effect to the condition or default specified therein, and no such waiver shall extend to any subsequent condition or default. It is agreed that (i) the actual costs and damages that Lender would suffer by reason of an Event of Default (exclusive of the attorneys' fees and other costs incurred in connection with enforcement of Lender's rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii) the amounts of the Default Rate, the Late Charge, payments to be made pursuant to Section 2.4(C)(ii) and the Prepayment Premium are reasonable, taking into consideration the circumstances known to the parties at this time, and
     (iii) the Default Rate, the Late Charges and Lender's reasonable attorneys' fees and other costs and expenses incurred in connection with enforcement of Lender's rights under the Loan Documents shall be due and payable as provided herein, and (iv) the Default Rate, Late Charges, Prepayment Premium, the payments to be made pursuant to Section 2.4(C)(ii) and the obligation to pay Lender's reasonable attorneys' fees and other enforcement costs do not, individually or collectively, constitute a penalty.

                                   SECTION 10
                          SECONDARY MARKET TRANSACTION

10.1 SECONDARY MARKET TRANSACTION. Borrower agrees that Lender has the absolute right to securitize, syndicate, grant participations in, or otherwise transfer all or any portion of the Loan (each such transaction, a "SECURITIZATION"). Lender may determine to transfer some or all of the Loan or retain title to some or all of the Loan as part of a Securitization. Borrower further agrees that Lender may delegate any or all of Lender's rights, powers and privileges to a servicer ("SERVICER") and Borrower shall, upon notice from Lender, recognize the Servicer as the agent of Lender. Borrower will not be required to incur more than DE MINIMIS expenses or costs pursuant to this Section 10.1, except to the extent Borrower is otherwise obligated under the Loan Documents to pay such costs and expenses.

                                   SECTION 11
                                  MISCELLANEOUS

11.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses (including reasonable attorneys' fees, court costs, cost of appeal and the reasonable fees, costs and expenses of other professionals retained by Lender) incurred by Lender in connection with the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand: (A) fees, costs and expenses, the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) incurred in connection with the giving or withholding of any consents, approvals, or permissions, administration of the Loan, disbursements of the Loan and in connection with any amendments, modifications and waivers relating to the Loan Documents requested by Borrower; (C) Lender's consultants; and (D) enforcement of this Agreement or the other Loan Documents, the collection of any payments due from Borrower under the Loan Documents or any refinancing or restructuring of the credit arrangements provided under the Loan Document, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise. Lender acknowledges that Borrower has made an initial expense deposit of $75,000 with Lender, which deposit shall be used to offset any of the foregoing costs at Closing.

11.2 CERTAIN LENDER MATTERS. Lender may, in accordance with Lender' customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by Borrower to Lender unless Borrower requests, at the time of delivery, in writing that same be returned. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower or any other Person. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of loyalty, duty of care or any other duty to Borrower or any of Borrower's partners, shareholders, members, managers, Affiliates or any other Person. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect hereto or thereto by Lender. Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender or their respective attorneys, advisors, accountants, officers, representatives, directors, employees, partners, shareholders, trustees, members or managers. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of financings and other transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates. LENDER SHALL HAVE NO LIABILITY HEREUNDER FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or its creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured Obligations at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower after such date. Lender shall have the right from time to time to designate, appoint and replace one or more servicers and to allow servicer to exercise any and all rights of Lender under the Loan Documents. All documents and other matters required by any of the provisions of this Agreement to be submitted or provided to Lender shall be in form and substance satisfactory to Lender. Borrower shall not be entitled to (and does hereby waive any and all rights to receive) any notices of any nature whatsoever from Lender except with respect to matters for which the Loan Documents expressly provide for the giving of notice by Lender to Borrower. In any action or proceeding brought by Borrower against Lender claiming or based upon an allegation that Lender unreasonably withheld its consent to or approval of a proposed act by Borrower which requires Lender's consent hereunder, Borrower's sole and exclusive remedy in said action or proceeding shall be injunctive relief or specific performance requiring Lender to grant such consent or approval.

11.3 INDEMNITY. In addition to the payment of expenses pursuant to Section 11.1 and the indemnification obligations set forth in other portions of this Agreement, or the other Loan Documents, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay, defend and hold Lender, its officers, directors, members, partners, shareholders, participants, beneficiaries, trustees, employees, agents, successors and assigns, any subsequent holder of the Note, any trustee, fiscal agent, servicer, underwriter and placement agent, (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, causes of action, suits, claims, tax liabilities, broker's or finders fees, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, based upon any third party claims against such Indemnitees in any manner related to or arises out of (A) any breach by Borrower or Guarantor of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (B) the actual or threatened presence, release, disposal, spill, escape, leakage, transportation, migration, seepage, discharge, removal, or cleanup of any Hazardous Material located on, about, within, under, affecting, from or onto any property owned by Borrower or any violation of any applicable Environmental Law by Borrower, or (C) the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the "INDEMNIFIED LIABILITIES"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined in a final order by a court of competent jurisdiction. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender's notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower's expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnitee shall, following notice to and consultation with Borrower, have the right to employ separate counsel at Borrower's expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnitee and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an Indemnitee for damage or loss resulting from such Indemnitee's gross negligence or willful misconduct.

11.4 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender (and, with respect to any amendment or modification, unless also signed by Borrower). Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower, or any other Person to any other or further notice or demand in similar or other circumstances.

11.5 NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied (with request for confirmation) or sent by overnight courier service or United States registered mail return receipt requested, postage prepaid. Any notice so given shall be deemed effective upon delivery or on refusal or failure of delivery during normal business hours. Notices shall be addressed to the parties at the addresses specified on
     SCHEDULE 11.5 or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 11.5.

11.6 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Notes.

11.7 MISCELLANEOUS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. All covenants and agreements hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction. This Agreement is made for the sole benefit of Borrower and Lender, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder. This Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender. If any term, condition or provision of this Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, this Agreement shall control. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Upon indefeasible payment and performance in full of the Borrower's Obligations, the Lender shall, at the sole cost and expense of the Borrower, release the Collateral and any Liens securing the Borrower's Obligations.

11.8 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

11.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder or under any of the other Loan Documents without the written consent of Lender. Any assignee of Lender's interest in the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Borrower may otherwise have against any assignor of the Loan Documents.

11.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WITH LENDER'S APPROVAL WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SUBSECTION 11.5 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER AS ITS AGENT FOR SERVICE OF PROCESS REFUSES TO ACCEPT SERVICE OF PROCESS, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

11.11 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF BORROWER OR LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL

     CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.12 PUBLICITY. Lender (and Lender's Affiliates) may and Borrower does hereby authorize Lender (and its Affiliates) to, refer, in its sole discretion, to the Loan from time to time, in tombstone and other advertisements, offering memoranda in connection with Securitizations, press releases and other releases of information to members of the public, reports to investors and in other media, which references, may include use of photographs, drawings and other depictions and images of the Borrower's business, a description of the Loan (including the stated principal amount), use of Borrower's name, the address of the Borrower and the logo of Borrower and/or its Affiliates and which references may be reproduced and distributed, electronically or otherwise, from time to time. Lender hereby agrees that, without the prior written consent of Borrower, any written information relating to Borrower which is provided to Lender in connection with the making of the Loan which is either confidential, proprietary, or otherwise not generally available to the public (but excluding information Lender has obtained independently from third-party sources without Lender's knowledge that the source has violated any fiduciary or other duty not to disclose such information) and which has been expressly designated as such by notice to Lender from Borrower (the "CONFIDENTIAL INFORMATION"), will be kept confidential by Lender, using the same standard of care in safeguarding the Confidential Information as Lender employs in protecting its own proprietary information which Lender desires not to disseminate or publish. Notwithstanding the foregoing, Confidential Information may be disseminated
     (a) pursuant to the requirements of applicable law, (b) pursuant to judicial process, administrative agency process or order of Governmental Authority, (c) in connection with litigation, arbitration proceedings or administrative proceedings before or by any Governmental Authority or stock exchange, (d) to Lender's attorneys, accountants, advisors and actual or prospective financing sources who will be instructed to comply with this
     Section 11.12, (e) to the Rating Agencies, (f) to actual or prospective trustees, assignees, pledgees, participants, agents, servicers, or securities holders in a Securitization, and (g) pursuant to the requirements or rules of a stock exchange or stock trading system on which the Securities of Lender or its Affiliates may be listed or traded. In addition, notwithstanding any other provision, any party (and its employee, representative or other agent) may disclose to any and all persons, without limitation of any kind, any information with respect to the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. For purposes of this Section 11.12, Confidential Information will not be deemed to include the Loan amount and the other terms, conditions and provisions of the Loan Documents, the name of Borrower, the logo of Borrower and/or its Affiliates.

11.13 PERFORMANCE BY LENDER/ATTORNEY-IN-FACT. In the event that Borrower shall at any time fail to duly and punctually pay, perform, observe or comply with any of its covenants and agreements hereunder or under the other Loan Documents or if any Event of Default hereunder shall exist, then Lender may (but shall in no event be required to) make any such payment or perform any such term, provision, condition, covenant or agreement or cure any such Event of Default. Lender shall not take action under this Section 11.13 prior to the occurrence of an Event of Default unless in Lender's good faith judgment reasonably exercised, such action is necessary or appropriate in order to preserve the value of the Collateral, or to protect Persons or property. Lender shall not be obligated to continue any such action having commenced the same and may cease the same without notice to Borrower. Any amounts expended by Lender in connection with such action shall constitute additional advances hereunder, the payment of which is additional Indebtedness, secured by the Loan Documents and shall become due and payable upon demand by Lender, with interest at the Default Rate from the date of disbursement thereof until fully paid. No further direction or authorization from Borrower shall be necessary for such disbursements. The execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds.

11.14 BROKERAGE CLAIMS. Borrower shall protect, defend, indemnify and hold Lender harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker's or finder's fee against Lender or any Person, in connection with the transaction herein contemplated, provided such claim is made by or arises through or under Borrower or is based in whole or in part upon alleged acts or omissions of Borrower. Lender shall protect, defend, indemnify and hold Borrower harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker's or finder's fee against Borrower or any other Person in connection with the transaction herein contemplated, provided such claim is made by or arises through or under Lender or is based in whole or in part upon alleged acts or omissions of Lender.

11.15 AGREEMENT. THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER SHALL BE DETERMINED SOLELY FROM THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN LENDER AND BORROWER CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS LOAN AGREEMENT OR THE LOAN DOCUMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Witness the due execution hereof by the undersigned as of the date first written above.


                       BORROWER:

                       VALENCE TECHNOLOGY, INC., a Delaware corporation


                       By:    /s/ Kevin W. Mischnick
                             ---------------------------------------------
                       Name:  Kevin Mischnick
                             ---------------------------------------------
                       Its:   Vice President of Finance
                             ---------------------------------------------



                       LENDER:

                       SFT I, INC., a Delaware corporation


                       By:    /s/ Anne Manevitz
                             ---------------------------------------------
                       Name:  Anne Manevitz
                             ---------------------------------------------
                       Its:   Authorized Signatory
                             ---------------------------------------------

                                                             Valence - M001234:1

                                 Schedule 3.1(I)


                                CLOSING CHECKLIST

                               $20,000,000.00 Loan

                                     made by

                                   SFT I, INC.

                                       to

                            VALENCE TECHNOLOGY, INC.


                       PARTY                                     DEFINED TERM

           ______________________________.........................Cap.Counterparty
           Valence Technology, Inc................................Borrower
           SFT I, Inc.............................................SFT....
           Katten Muchin Rosenman LLP ............................Katten.
           Carl E. Berg...........................................Guarantor
           Akin Gump..............................................Borrower's Counsel (BC)
           Bingham................................................Guarantor's Counsel (GC)



                DOCUMENT                                          RESPONSIBLE PARTY      PARTIES TO AGREEMENT

SFT LOAN DOCUMENTS

1.   Loan and Security Agreement                                  Katten              SFT, Borrower

2.   Secured Promissory Note                                      Katten              Borrower

3.   Unconditional Secured Guaranty                               Katten              Guarantor

4.   Security Agreement, Pledge and Assignment                    Katten              Guarantor, SFT

         if certificated:

         (a) original certificates                                Borrower

         (b) stock powers, in blank                               Borrower

5.   Issuer Acknowledgement                                       Katten              Guarantor, SFT, Issuer

6.   Interest Rate Cap Agreement                                  Borrower, Cap       Borrower, Cap Counterparty
                                                                  Counterparty BC
7.   Collateral Assignment of Interest Rate Cap Pledge and        Katten              Borrower, Cap
     Security Agreement                                                               Counterparty, SFT

8.   Warrant                                                      Katten, BC          Borrower

9.   Registration Rights Agreement                                Katten, BC          SFT, Borrower, BC

10.  UCC-1 Financing Statements                                   Katten

ORGANIZATIONAL DOCUMENTS

11.  Secretary's Certificate of appropriate Officer of Borrower   BC
     certifying the following:

(a)  Certificate of Incorporation of Borrower

(b)  Resolutions of Borrower

(c)  Good Standing Certificates for Borrower

Opinions

12.  Opinion of Counsel to Borrower re: enforceability of Loan    BC
     Documents, perfection of security interests, due
     formation, authority, etc.



                                        2



13.  Opinion of  Counsel to Guarantors re: enforceability of      GC
     Loan Documents executed by the Guarantors

14.  Opinion of Cap Counterparty Counsel

MISCELLANEOUS

15.  Closing Statement                                            Borrower, SFT



                                  SCHEDULE 11.5


         Addresses for Notice
         If to Borrower:
                           Valence Technology, Inc.
                           6504 Bridge Point Parkway
                           Austin, Texas  78730
                           Attn:  Stephan B. Godevais, President and CEO
                           Telephone:  (512) 527-2900
                           Facsimile:  (512) 527-2910

         With a copy to:

                           Akin Gump Straus Hauer & Feld LLP
                           2029 Century Park East, Suite 2400
                           Los Angeles, California  90067
                           Attn:  C.N. Franklin Reddick, III
                           Telephone:  (310) 229-1000
                           Facsimile:  (310) 229-1001

         If to Lender:

                           SFT I, Inc..
                           1114 Avenue of the Americas, 27th Floor
                           New York, New York 10036
                           Attn:  Chief Operating Officer
                           Reference :  Loan No. M001234:1
                           Telephone: 212-930-9400
                           Facsimile: 212-930-9494

         With a copy to:

                           SFT I, Inc.
                           1114 Avenue of the Americas, 27th Floor
                           New York, New York 10036
                           Attn:  Nina B. Matis, Esq./General Counsel
                           Reference :  Loan No. M001234:1
                           Telephone: 212-930-9406
                           Facsimile: 212-930-9492

        With a copy to:    Katten Muchin Rosenman LLP
                           525 West Monroe Street
                           Chicago, Illinois 60661-3693
                           Attn: Ann Marie Sink, Esq.
                           Reference:  Loan No. M001234:1
                           Katten Reference:  208972-00426
                           Telephone: 312-902-5233
                           Facsimile: 312-902-1061


                                        2